Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Digital Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Maximum Aggregate Offering Price	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)(1)	—	$1,500,000,000	$139,050.00	424-B5	333-237232	March 17, 2020	$139,050.00

	Total Offering Amounts				$1,500,000,000	$139,050.00

	Total Fee Previously Paid					N/A

	Total Fee Offsets					0

	Net Fee Due					0

(1)

Digital Realty Trust, Inc. (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,500,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company has previously registered shares of common stock having an aggregate offering price of up to $1,00,000,000, offered by means of a prospectus supplement dated January 4, 2019 (the “2019 Prospectus Supplement”) and an accompanying prospectus dated September 22, 2017 pursuant to a Registration Statement on Form S-3 (Registration No. 333-220576) filed on September 22, 2017 (the “Prior Registration Statement”). In connection with the filing of the 2019 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $121,200. No securities were offered or sold pursuant to the 2019 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated March 17, 2020 (the “March 2020 Prospectus Supplement”) and an accompanying prospectus dated March 17, 2020, pursuant to a Registration Statement on Form S-3 (Registration No. 333-237232) filed on March 17, 2020 (the “Prior Registration Statement”) relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,000,000,000, all of which were unsold securities previously registered pursuant to the 2019 Prospectus Supplement and Prior Registration Statement. As such, no additional filing fee was paid in connection with the filing of the March 2020 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated May 11, 2020 (the “May 2020 Prospectus Supplement”) and an accompanying prospectus dated March 17, 2020, pursuant to the Prior Registration Statement relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,000,000,000, of which shares having an aggregate offering price of $347,765,118.20 represented unsold securities previously registered pursuant to the March 2020 Prospectus Supplement. In connection with the filing of the May 2020 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $84,660.09, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the May 2020 Prospectus Supplement that were not unsold securities registered pursuant to the 2019 Prospectus Supplement and the March 2020 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated April 1, 2022 (the “April 2022 Prospectus Supplement” and, together with the 2019 Prospectus Supplement and the March 2020 Prospectus Supplement, the “Prior Prospectus Supplements”) and an accompanying prospectus dated March 17, 2020, pursuant to the Prior Registration Statement relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,500,000,000, some of which were unsold securities previously registered pursuant to the 2019 Prospectus Supplement and Prior Registration Statement. In connection with the filing of the April 2022 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $64,072.29, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the April 2022 Prospectus Supplement that were not unsold securities registered pursuant to the 2019 Prospectus Supplement, the March 2020 Prospectus Supplement and the May 2020 Prospectus Supplement. April Prospectus Supplement. Pursuant to Rule 415(a)(6) under the Securities Act, securities with an aggregate offering price of $1,500,000,000 offered hereby are unsold securities previously registered on the Prior Registration Statement, for which a filing fee of $139,050 was previously paid to the Securities and Exchange Commission on the dates described above and will continue to be applied to such unsold securities. The Prior Registration Statement terminated effective upon the filing of a Registration Statement on Form S-3 (Registration Nos. 333-270596 and 333-270596-01) filed on March 16, 2023.